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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51270 and 333-63748) and on Form S-8 (Nos. 333-41801,
333-63604, 333-61497 and 333-47586) of Salix Pharmaceuticals, Ltd., of our report dated February 5, 2002, except for Note 10, as to which the date is March 15, 2002, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP




Raleigh, North Carolina
March 28, 2002